Ceribell Reports First Quarter 2026 Financial Results

Sunnyvale, Calif. – May 11, 2026 – CeriBell, Inc. (Nasdaq: CBLL) (“Ceribell”), a medical technology company focused on transforming the diagnosis and management of patients with serious neurological conditions, today reported financial results for the first quarter ended March 31, 2026.

First Quarter 2026 & Recent Highlights

•
Reported total revenue of $26.5 million in the first quarter of 2026, a 29% increase compared to the same period in 2025
•
Ended the quarter with 680 total active accounts
•
Achieved gross margin of 87%
•
Initiated commercial launch of neonate and pediatric products following successful pilot
•
Received supportive CMS proposed rule for NTAP reimbursement for delirium monitoring solution, with final rule expected in August 2026

“Our strong first quarter performance reflects solid execution against our commercial plan and the clear and growing demand for our seizure monitoring platform,” said co-founder and CEO Jane Chao, Ph.D. “The launch of our neonate and pediatric offerings represents a major milestone in our commitment to provide critical brain monitoring for patients of all ages. As we work to redefine the standard of care in seizure management, we will continue to invest in innovation and expansion of our clinical indications to advance our mission to make EEG a new vital sign.”

First Quarter 2026 Financial Results

Total revenue in the first quarter of 2026 was $26.5 million, a 29% increase from $20.5 million in the first quarter of 2025. The increase was primarily driven by expansion into new accounts and continued growth in adoption within the company’s active account base. Product revenue for the first quarter of 2026 was $20.2 million, representing an increase of 29% from $15.6 million in the first quarter of 2025. Subscription revenue for the first quarter of 2026 was $6.3 million, representing an increase of 29% from $4.9 million in the first quarter of 2025.

Gross profit in the first quarter of 2026 was $23.1 million, compared to $18.0 million for the first quarter of 2025. Gross margin for the first quarter of 2026 was 87%, compared to 88% for the same period in 2025.

Operating expenses in the first quarter of 2026 were $43.9 million, compared to $32.2 million for the first quarter of 2025, representing an increase of 36%. The increase in operating expenses was primarily attributable to investments in the company’s commercial organization, increased headcount to support the growth of the business, and legal costs associated with intellectual property enforcement activities, including a patent infringement suit initiated in July 2025.

Net loss in the first quarter of 2026 was $19.7 million, or $0.52 net loss per share, compared to a net loss of $12.8 million, or $0.36 net loss per share, for the same period in 2025.

Adjusted EBITDA loss (a non-GAAP measure) for the first quarter of 2026 was $11.2 million compared to $10.9 million in the first quarter of 2025. Reconciliations of EBITDA and Adjusted EBITDA for the three months ended March 31, 2026 and 2025 are in the financial schedules that are a part of this press release.

Cash, cash equivalents, and marketable securities totaled $141.2 million as of March 31, 2026.

2026 Financial Outlook

Ceribell is raising its revenue guidance for the full year 2026 to a range of $112 million to $116 million, representing growth of approximately 26% to 30% over the company’s prior year revenue.

Webcast and Conference Call Details

Ceribell will host a conference call today, May 11, 2026, at 1:30 p.m. PT / 4:30 p.m. ET to discuss its first quarter 2026 financial results. Investors interested in listening to the conference call may do so by dialing (800) 715-9871 for domestic callers or (646) 307-1963 for international callers and providing access code 1880547. A live and archived webcast of the event will be available on the “Investor Relations” section of the Ceribell website at https://investors.ceribell.com/.

Forward-Looking Statements

Except where otherwise noted, the information contained in this earnings release and the related attachments is as of May 11, 2026. We assume no obligation to update any forward-looking statements contained in this earnings release and the related attachments as a result of new information or future events or developments. This earnings release and the related attachments contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about, among other topics, our anticipated operating and financial performance, including financial guidance and projections; business plans, strategy, goals and prospects; and expectations for our products. Given their forward-looking nature, these statements involve substantial risks, uncertainties, and assumptions, and we cannot ensure that any outcome expressed in these forward-looking statements will be realized in whole or in part. You can identify these statements by the fact that they use future dates or use words such as “will,” “may,” “could,” “likely,” “ongoing,” “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “assume,” “target,” “forecast,” “guidance,” “goal,” “objective,” “aim,” “seek,” “potential,” “hope,” and other words and terms of similar meaning. Ceribell’s financial guidance is based on estimates and assumptions that are subject to significant uncertainties. Among the factors that could cause actual results to differ materially from past results and future plans and projected future results are the following: risks related to our limited operating history and history of net losses; our ability to successfully achieve substantial market acceptance and adoption of our products; competitive pressures; our manufacturing operations, including our reliance on third-party manufacturers and suppliers in China and Vietnam and our ability to adapt to evolving demand; product defects or complaints and related liability; the complexity, timing, expense, and outcomes of clinical studies, legal matters and regulatory compliance; our ability to obtain and maintain adequate coverage and reimbursement levels for our products; our ability to comply with changing laws and regulatory requirements and resulting costs; our dependence on a limited number of suppliers; geopolitical conflicts and related supply chain disruptions; and other risks and uncertainties, including those described under the heading “Risk Factors” in our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, as well as in other reports filed with the U.S. Securities and Exchange Commission (“SEC”). These filings, when made, are available on the Investor Relations section of our website at https://investors.ceribell.com/ and on the SEC’s website at https://sec.gov/.

Non-GAAP Financial Measures

EBITDA and Adjusted EBITDA are non-GAAP financial measures. Ceribell defines EBITDA as GAAP net loss adjusted to exclude (i) provision for income taxes (ii) depreciation and amortization expense, and (iii) interest income and interest expense, net. EBITDA is then adjusted to exclude (iv) stock-based compensation expense and (v) legal fees and related professional services costs incurred in connection with the patent infringement action we filed against Natus Medical Incorporated and certain of its subsidiaries in July 2025, as further described in Part II, Item 1 — Legal Proceedings of Ceribell's Quarterly Report on Form 10-Q, to arrive at Adjusted EBITDA. Management uses EBITDA and Adjusted EBITDA to evaluate our ongoing operations and for internal planning and forecasting purposes. Ceribell believes EBITDA and Adjusted EBITDA provide investors with meaningful supplemental information regarding our performance by excluding certain items that may not be indicative of our business, results of operations, or outlook. EBITDA and Adjusted EBITDA should not be considered in isolation, as a substitute for, or superior to GAAP net loss, and may not be comparable to similarly titled measures used by other companies. Reconciliations between U.S. GAAP and non-GAAP results are presented in the accompanying tables of this release.

About CeriBell, Inc.

Ceribell is a medical technology company focused on transforming the diagnosis and management of patients with serious neurological conditions. Ceribell has developed the Ceribell System, a novel, point-of-care electroencephalography (“EEG”) platform specifically designed to address the unmet needs of patients in the acute-care setting. By combining proprietary, highly portable, and rapidly deployable hardware with sophisticated artificial intelligence (“AI”)-powered algorithms, the Ceribell System enables rapid diagnosis and continuous monitoring of patients with neurological conditions. The Ceribell System is FDA-cleared for use in detecting seizure and delirium in intensive care units and emergency rooms across the U.S. Ceribell is headquartered in Sunnyvale, California. For more information, please visit www.ceribell.com or follow the company on LinkedIn.

Investor Contacts

Brian Johnston

Gilmartin Group

Investors@ceribell.com

Media Contact

Brian Price

Press@ceribell.com

Ceribell, Inc.

Condensed Statements of Operations and Comprehensive Loss

(in thousands, except share and per share data)

(unaudited)

	Three months ended March 31,
	2026	2025
Revenue
Product revenue	$20,190	$15,608
Subscription revenue	6,304	4,883
Total revenue	26,494	20,491
Cost of revenue
Product cost of goods sold	3,068	2,360
Subscription cost of revenue	304	124
Total cost of revenue	3,372	2,484
Gross profit	23,122	18,007
Operating expenses
Research and development	6,161	4,246
Sales and marketing	22,390	18,033
General and administrative	15,316	9,935
Total operating expenses	43,867	32,214
Loss from operations	(20,745)	(14,207)
Interest expense	(434)	(471)
Other income, net	1,442	1,901
Loss, before provision for income taxes	(19,737)	(12,777)
Provision for income tax expense	—	—
Net loss	$(19,737)	$(12,777)
Net loss per share attributable to common stockholders:
Basic and diluted	(0.52)	(0.36)
Weighted-average shares used in computing net loss per share attributable to common stockholders:
Basic and diluted	37,663,285	35,881,029
Other comprehensive loss
Net unrealized loss on marketable securities	$(141)	$(6)
Comprehensive loss	$(19,878)	$(12,783)

Ceribell, Inc.

Condensed Balance Sheets

(in thousands, except share and per share data)

(unaudited)

	March 31,	December 31,
	2026	2025
Assets
Current assets
Cash and cash equivalents	$45,252	$40,476
Marketable securities	95,932	118,785
Accounts receivable, net	15,712	15,053
Inventory	6,902	7,288
Contract costs, current	2,231	2,210
Prepaid expenses and other current assets	2,882	2,906
Total current assets	168,911	186,718
Property and equipment, net	1,926	2,030
Operating lease right-of-use assets	2,041	2,296
Contract costs, long-term	1,742	1,847
Other non-current assets	3,458	2,912
Total assets	$178,078	$195,803
Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$1,981	$2,838
Accrued liabilities	12,561	14,328
Contract liabilities, current	88	101
Operating lease liability, current	1,141	1,105
Other current liabilities	413	818
Total current liabilities	16,184	19,190
Long-term liabilities
Notes payable, long-term	19,917	19,811
Other liabilities, long-term	106	106
Operating lease liability, long-term	1,058	1,360
Total long-term liabilities	21,081	21,277
Total liabilities	$37,265	$40,467
Commitments and contingencies
Stockholders’ equity
Preferred stock, $0.001 par value;
Authorized shares: 10,000,000 as of March 31, 2026 and December 31, 2025, respectively
Issued and outstanding shares: none as of March 31, 2026 and December 31, 2025, respectively	—	—
Common stock, $0.001 par value;
Authorized shares: 500,000,000 as of March 31, 2026 and December 31, 2025, respectively
Issued and outstanding shares: 37,859,680 and 37,485,124 as of March 31, 2026 and December 31, 2025, respectively	38	38
Additional paid-in capital	380,850	375,495
Accumulated other comprehensive income	18	159
Accumulated deficit	(240,093)	(220,356)
Total stockholders’ equity	140,813	155,336
Total liabilities and stockholders’ equity	$178,078	$195,803

Ceribell, Inc.

Reconciliation of U.S. GAAP to Non-GAAP Financial Measures

(in thousands)

(unaudited)

	Three months ended March 31,
	2026	2025
Net Loss (GAAP)	$(19,737)	$(12,777)
Non-GAAP Adjustments:
Interest (income) and expense, net	(989)	(1,431)
Depreciation and amortization	239	335
EBITDA (Non-GAAP)	(20,487)	(13,873)
Stock-based compensation	3,723	2,348
IP litigation matter	5,594	624
Adjusted EBITDA (Non-GAAP)	$(11,170)	$(10,901)